As filed with the Securities and Exchange Commission on March 19, 2008
Registration No. 333-143131

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
STAAR SURGICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Avenue
Monrovia, California 91016
(626) 303-7902
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles Kaufman
Vice President and General Counsel
STAAR Surgical Company
1911 Walker Avenue
Monrovia, California 91016
(626) 303-7902
(Name, address, including zip code, and telephone number, including area code, of agent for Service)
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
STAAR Surgical Company
70,000 Shares of Common Stock

     This is an offering of common stock of STAAR Surgical Company, or STAAR. All of the shares are being offered by the selling stockholder listed in the section of this prospectus entitled “Selling Stockholder.” We will not receive any of the proceeds from the sale of the 70,000 shares being offered by the selling stockholder.
     Our common stock is traded on the Nasdaq Global Market under the trading symbol “STAA.” On March 18, 2008, the last reported price of our common stock on the Nasdaq Global Market was $2.18.
     Investment in our securities involves a high degree of risk. Please carefully consider the “Risk Factors” published in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These reports are incorporated by reference into this prospectus. Instructions for obtaining copies appears under the heading “Where You Can Find More Information.”
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy this prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2008.

     You should rely only on the information contained in this prospectus and information to which we have referred you. We have not authorized anyone else to provide you with different information. In particular, we have not authorized any dealer or salesperson to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities it specifically describes on the front of the document, and only under circumstances and in jurisdictions where we can lawfully do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time this prospectus is delivered or the time a security is sold.
     Before purchasing our common stock, you should carefully read this prospectus, together with the additional information about us described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
     You should assume that the information in this prospectus is accurate only as of the date on the cover page. Any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since that date.
     This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.
     We further note that any representations, warranties and covenants we may have made in any agreement filed as an exhibit to any document incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to that agreement, including, in some cases, for the purpose of allocating risk among the parties to the agreement. You should not deem these to be representations, warranties or covenants to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Statements in this prospectus that are not statements of historical fact are forward-looking statements. Forward-looking statements also appear in the other documents to which we refer you in this prospectus. They may be found, among other places, in the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent report on Form 10-K, in our quarterly reports on Form 10-Q, and amendments to these documents filed with the SEC. These statements relate to our future plans, objectives, expectations and intentions. Among other things, forward-looking statements include statements about the following:
•	our strategy;

•	our business prospects, including expectations for revenue or other performance of our business or of specific products;

•	the status of applications for approval of products by the FDA or regulatory agencies of other countries;

•	sufficiency of our cash reserves;

•	product development;

•	research and development and other expenses; and

•	legal risks.
You may also generally identify forward-looking statements by the use of words such as “expect,” “anticipate,” “intend,” “plan” and similar expressions.
     You should not place undue reliance on our forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous risks and uncertainties that are beyond our control, including those we discuss in “Risk Factors” and elsewhere in this prospectus, in the accompanying prospectus and in our other reports we file with the SEC. The forward-looking statements in this prospectus speak only as of the date shown on the cover page, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

PROSPECTUS SUMMARY
     STAAR Surgical Company develops, manufactures and sells visual implants and other innovative ophthalmic products to improve or correct the vision of patients with cataracts and refractive conditions. We manufacture products in the U.S., Switzerland and Japan and distribute our products worldwide.
     Cataract Surgery
     We generate most of our revenue by manufacturing and selling foldable intraocular lenses, known as IOLs, and related products for cataract surgery. A foldable IOL is a prosthetic lens used to replace a cataract patient’s natural lens after it has been extracted in minimally invasive small incision cataract extraction. STAAR makes IOLs out of silicone and out of Collamer®, STAAR’s proprietary biocompatible collagen copolymer lens material. STAAR’s IOLs are available in both three-piece and one-piece designs. Over the years, we have expanded our range of products for use in cataract surgery to include the following:
•	The silicone Toric IOL, used in cataract surgery to treat preexisting astigmatism;

•	The Preloaded Injector, a three-piece silicone or acrylic IOL preloaded into a single-use disposable injector;

•	STAARVISC™ II, a viscoelastic material which is used as a tissue protective lubricant and to maintain the shape of the eye during surgery; and

•	Cruise Control, a disposable filter which allows for a faster, cleaner phacoemulsification procedure and is compatible with all phacoemulsification equipment utilizing Venturi and peristaltic pump technologies.
     Refractive Surgery
     Manufacturing and selling lenses for refractive surgery is an increasingly important source of revenue for STAAR. We have used our proprietary biocompatible Collamer material to develop and manufacture implantable Collamer lenses, or ICLs. STAAR’s VISIANTM ICL and VISIAN™ Toric ICL, or TICL™, treat refractive disorders such as myopia (near-sightedness), hyperopia (far-sightedness) and astigmatism. These disorders of vision affect a large proportion of the population. Unlike the IOL, which replaces a cataract patient’s cloudy lens, these products are designed to work with the patient’s natural lens to correct refractive disorders. The surgeon implants the foldable Visian lens through a tiny incision, generally under local anesthesia. STAAR began selling the Visian ICL outside the U.S. in 1996 and inside the U.S. in 2006. STAAR began selling the Visian TICL outside the U.S. in 2002. These products are sold in more than 40 countries. STAAR’s goal is to establish the position of the ICL and TICL throughout the world as a primary choice for refractive surgery.
     Distribution
     STAAR’s wholly owned subsidiary, Domilens Vertrieb fuer medizinische Produkte GmbH is a leading distributor of ophthalmic products in Germany. Products sold by Domilens include implantable lenses, related surgical equipment, consumables and other supplies. Domilens sells custom surgical kits that incorporate a surgeon’s preferred supplies and consumables in a single ready-to-use package, and services phacoemulsification and other surgical equipment. In addition to distributing and servicing products of third party manufacturers, Domilens distributes STAAR’s refractive products and Preloaded Injectors.

     Other Products
     We have also developed the AquaFlow™ Collagen Glaucoma Drainage Device, as an alternative to current methods of treating open-angle glaucoma. The AquaFlow Device is implanted in the sclera (the white of the eye), using a minimally invasive procedure, for the purpose of reducing intraocular pressure.
     We also sell other instruments, devices and equipment that we manufacture or that are manufactured by others in the ophthalmic industry. In general, these products complement STAAR’s proprietary product range and are intended to allow us to compete more effectively.
     Operations
     STAAR has significant operations both within and outside the U.S., and receives the majority of its revenue from its activities outside the U.S. STAAR’s principal business units and their operations are as follows:
•	United States. STAAR operates its global administrative headquarters and a manufacturing facility in Monrovia, California. The Monrovia manufacturing facility principally makes Collamer and silicone IOLs and injector systems for IOLs and ICLs. STAAR also manufactures the Collamer material in the U.S.

•	Switzerland. STAAR operates an administrative and manufacturing facility in Nidau, Switzerland under its wholly owned subsidiary, STAAR Surgical AG. The Nidau manufacturing facility makes all of STAAR’s ICLs and TICLs and also manufactures Collamer IOLs. STAAR Surgical AG handles distribution and other administrative affairs for Europe and other territories outside North America and Japan.

•	Japan. Through its wholly owned subsidiary, STAAR Japan, Inc., STAAR operates an administrative facility in Tokyo, Japan and a manufacturing facility in Ichikawa City. All of STAAR’s preloaded injectors are manufactured at the Ichikawa City facility. STAAR Japan is also currently seeking approval from the Japanese regulatory authorities to market in Japan STAAR’s Visian® ICL™, Collamer® IOL and AquaFlow® Device.

•	Germany. STAAR’s wholly owned subsidiary, Domilens Vertrieb Fur Medezine GmbH, operates its distribution business at facilities in Hamburg, Germany.

     Corporate Information
     Originally incorporated in California in 1982, STAAR reincorporated in Delaware in 1986. Our executive offices are located at 1911 Walker Avenue, Monrovia, California 91016, and our telephone number is (626) 303-7902. Our website address is www.staar.com. The information on our website is not a part of this prospectus.
     STAAR Surgical Company, STAAR’s Logo, Visian®, Collamer®, STAARvisc™, SonicWAVE™ and AquaFlow™ are trademarks of STAAR in the U.S. and other countries. Collamer® is the brand name for STAAR’s proprietary collagen copolymer lens material.
     The Offering
     The selling stockholder listed in the section of this prospectus entitled “Selling Stockholder” may offer and sell up to 70,000 shares of our common stock.
     Under this prospectus, the selling stockholder may sell its shares of common stock in the open market at prevailing market prices or in private transactions at negotiated prices. It may sell the shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers or dealers may receive discounts, concessions or commissions from the selling stockholder or from the purchaser, and this compensation might be in excess of the compensation customary in the type of transaction involved. See the section of this prospectus entitled “Plan of Distribution.”
     We will not receive any proceeds from the potential sale of the 70,000 shares offered by the selling stockholder. However, before any such sale the selling stockholder must first purchase the shares from us by exercising the warrants issued to the Selling Stockholder on March 21, 2007. The exercise price of the warrants is $6 per share. Exercise of the warrants is at the sole discretion of the selling stockholder, who may exercise all, some or none of the warrants. We intend to use cash received on the exercise of warrants, if any, for general corporate purposes.

RISK FACTORS
     Investment in our securities involves a high degree of risk. Please carefully consider the “Risk Factors” published in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q filed with the SEC. These reports are incorporated by reference into this prospectus. Instructions for obtaining copies appears under the heading “Where You Can Find More Information.” Each of these risk factors describes a circumstance that has the potential to materially harm our business, operating results or financial condition and reduce the value of an investment in our securities. It is important for investors to read and consider all of them.

USE OF PROCEEDS
     We will not receive any proceeds from the sale of up to 70,000 shares of common stock offered by the selling stockholder in this prospectus.
     The selling stockholder has the right to acquire the common stock offered in this prospectus at a price of $6 per share, under a Warrant Agreement between STAAR and the selling stockholder dated March 21, 2007. If the Warrant Agreement is exercised in full, we will receive net proceeds of approximately $420,000, which we intend to use for general corporate purposes. Exercise of the warrants is at the sole discretion of the selling stockholder, who may exercise all, some or none of the warrants.

SELLING STOCKHOLDER
     The following table lists the number of shares of our common stock registered for sale by the selling stockholder under this prospectus. It also shows the total number of shares of common stock owned before and after the offering, and the percentage of our total outstanding shares represented by these amounts. The table assumes that the selling stockholder will sell all of the common stock being offered by this prospectus for its account. However, the selling stockholder has no obligation to sell any of its shares, so we cannot determine the exact number of shares it actually will sell.
     The selling stockholder has not had a material relationship with us within the past three years other than as a result of the selling stockholder’s ownership of our securities and the transactions described in this paragraph. The selling stockholder has loaned us $5 million pursuant to a Senior Promissory Note entered into on December 14, 2007, which has a maturity date of December 14, 2010, and in connection with that loan we also entered into a Warrant Agreement with the selling stockholder on December 14, 2007. The selling stockholder previously loaned us $4 million pursuant to a Promissory Note entered into on March 21, 2007, which we have since repaid, and in connection with that loan we also issued to the selling stockholder the warrants to purchase 70,000 shares of common stock at a purchase price of $6 per share under a Warrant Agreement dated March 21, 2007.
     We have been informed by the selling stockholder that it acquired the securities offered by this prospectus for its own account or the accounts of its affiliates in the ordinary course of its business, and that, at the time the selling stockholder acquired the securities, it had no agreement or understanding, direct or indirect, with any person to distribute the securities.
     The table is based on information provided by the selling stockholder, and does not necessarily indicate beneficial ownership for any other purpose. The number of shares of common stock beneficially owned by the selling stockholder is determined in accordance with the rules of the SEC. The term “selling stockholder” includes the stockholder listed below and their transferees, assignees, pledgees, donees or other successors. The percent of beneficial ownership for each selling stockholder is based on 29,419,178 shares of common stock outstanding as of March 18, 2008.

Percent of
		Percent of	Number of	Number of	Outstanding
	Number of	Outstanding	Shares of	Shares of	Shares of
	Shares of	Shares of	Common	Common	Common
	Common	Common	Stockto be	Stock	Stock
	Stock	Stock	Offered	Beneficially	Beneficially
	Beneficially	Beneficially	Pursuant to	Owned After	Owned After
	Owned Prior	Owned Prior	this	the	the
Name of Selling Stockholder	to Offering (1)	to Offering (1)	Prospectus	Offering (2)	Offering (2)
Broadwood Partners, L.P.(3)	4,572,749	15.5%	70,000	4,572,749	15.5%
724 Fifth Ave., 9th Floor
New York, NY 10019
(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, the number of shares beneficially owned includes any shares as to which a person has sole or shared voting power or investment power. Shares that a person has the right to acquire within 60 days of the date of this prospectus are included in the shares owned by that person and are treated as outstanding for purposes of calculating the ownership percentage of that person, but not for any other person. The 70,000 shares offered pursuant to the prospectus, and an additional 700,000 shares purchasable by Broadwood under other outstanding warrants, are not included in the “Shares Beneficially Owned Prior to the Offering” because under the terms of the warrant agreements between the selling stockholder and the Company they may not be purchased with less than 61 days’ prior notice.
(2)	Assumes that all shares being offered by the selling stockholder under this prospectus are sold, that the selling stockholder acquires no additional shares of common stock before the completion of this offering, and that the selling stockholder disposes of no shares of common stock other than those offered under this prospectus.
(3)	Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P. As the president of Broadwood Capital, Inc., Neal C. Bradsher exercises voting and dispositive power over the shares held of record by Broadwood Partners, L.P. Mr. Bradsher also beneficially owns 25,900 shares over which he exercises sole voting and dispositive power.

PLAN OF DISTRIBUTION
     On March 21, 2007, STAAR entered into a Promissory Note and Warrant Agreement with the selling stockholder. The Warrant Agreement provides that STAAR will register the offering by the selling stockholder of up to 70,000 shares of our common stock that may be purchased under the Warrant Agreement.
     The selling stockholder and its successors, including its transferees, pledgees or donees, may sell the shares covered by this prospectus from time to time for its own account. It will act independently of us in making decisions regarding the timing, manner and size of each sale. It may sell its shares on the Nasdaq Global Market or other exchanges, in the over-the-counter market or in privately negotiated transactions. It may sell its shares directly or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder or from the purchasers of the shares. The compensation received by a particular underwriter, broker, dealer or agent might exceed customary commissions.
     The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.
     The selling stockholder may sell its shares through any of the following methods or any combination of these methods:
•	purchases by a broker or dealer as a principal and resale by that broker or dealer for its own account under this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers, which may include long or short sales made after the effectiveness of the registration statement of which this prospectus is a part;

•	cross trades or block trades in which the broker or dealer engaged to make the sale will attempt to sell the securities as an agent, but may position and resell a portion of the block as a principal to facilitate the transaction;

•	through the writing of options;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

•	any combination of the above transactions; or o any other lawful method.
     In addition, any securities covered by this prospectus that qualify for sale in compliance with Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.
     The selling stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of common stock in the course of hedging the positions it assume with the selling stockholder.

     The selling stockholder also may sell shares short and redeliver the shares to close out these short positions. The selling stockholder may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares covered by this prospectus (which may be amended or supplemented to reflect the transaction). The selling stockholder also may loan or pledge the shares to a broker-dealer or another financial institution. If a selling stockholder defaults on the loan or the obligation secured by the pledge, the broker-dealer or institution may sell the shares so loaned or pledged under this prospectus (which may be amended or supplemented to reflect the transaction).
     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers for whom it act as agents or to whom it sell as principals, or both. Compensation received by a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.
     Broker-dealers or agents and any other participating broker-dealers or the selling stockholder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.
     The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities and that there is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.
     We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of the date the selling stockholder can sell the shares offered in this prospectus without registration under Rule 144 or the date all of the shares offered in this prospectus are sold.
     We may suspend the selling stockholder’s rights to resell shares under this prospectus for limited periods if required to do so by regulatory action or because material information or events affecting us are not adequately disclosed in the then available prospectus.
     We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and specified legal and accounting fees. The selling stockholder will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents as well as fees and disbursements for legal counsel retained by any selling stockholder. We have also agreed to indemnify the selling stockholder against liabilities, including certain liabilities under the Securities Act.

     The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against liabilities, including liabilities arising under the Securities Act.
     Because the selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act, applicable. If we are required to supplement this prospectus or post-effectively amend the registration statement to disclose a specific plan of distribution of the selling stockholder, the supplement or amendment will describe the particulars of the plan of distribution, including the shares of common stock, purchase price and names of any agent, broker, dealer, or underwriter or arrangements relating to any such entity or applicable commissions.
     Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, no person engaged in the distribution of the shares may simultaneously engage in market making activities with respect to our common stock for a restricted period before the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, the provisions of which may limit the timing of purchases and sales of the shares by the selling stockholder.
     We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares.
     Our common stock is traded on the Nasdaq Global Market under the symbol “STAA.” The transfer agent for our shares of common stock is American Stock Transfer & Trust Co., 59 Maiden Lane, New York, NY 10038.
LEGAL MATTERS
     The validity of the issuance of the common stock offered by us in this offering will be passed upon for us by Charles Kaufman, Esq. Mr. Kaufman, who participated in the preparation of this prospectus and the related registration statement, is employed by STAAR as its Vice President and General Counsel, owns 8,000 shares of our Common Stock and holds options to purchase 70,000 shares of our Common Stock.
EXPERTS
     The consolidated financial statements and schedules as of December 28, 2007 and December 29, 2006 and for each of the three fiscal years in the period ended December 28, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 28, 2007 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference rooms at 100 F. Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov.
INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than information contained in Current Reports on Form 8-K under Item 7.01 or Item 2.02 that is deemed furnished and not filed), after the date of the prospectus but before the end of any offering made under this prospectus The SEC allows us to provide you with important information about our company by referring you to other documents we have filed with the SEC and made available on the SEC’s website. When we incorporate information by reference in this manner in this prospectus, the information is considered to be part of the prospectus. We incorporate by reference the documents listed below:
•	our Annual Report on Form 10-K for our fiscal year ended December 28, 2007;

•	our Proxy Statement for the Annual Meeting of Stockholders held on May 16, 2007, filed with the SEC on April 13, 2007;

•	our current report on Form 8-K/A filed with the SEC on March 13, 2008; and

•	the description of our common stock contained in our amended registration statement on Form 8-A/A filed with the SEC on April 18, 2003, including any amendment report filed for the purpose of updating that description.
     If a document we subsequently file with the SEC contains information that modifies or supersedes any statement made in this prospectus or the documents incorporated by reference in this prospectus, then the statement originally included in this prospectus or the document incorporated by reference will be treated as modified or replaced in its entirety by the later information.
     You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Corporate Secretary, 1911 Walker Avenue, Monrovia, California 91016 (626) 303-7902. Exhibits to these filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

     To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus will supersede such incorporated statement. The incorporated statement will not be deemed, except as modified or superseded, to constitute a part of this prospectus, the accompanying prospectus or the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$10.06
Accounting fees and expenses	5,000.00
Printing and related fees	1,000.00
Miscellaneous	500.00

Total	$6,510.06
Item 15. Indemnification of Officers and Directors
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation or a derivative action), if it acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe its conduct was unlawful.
     A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
     As permitted by Section 145 of the Delaware General Corporation Law, Article VIII of our restated certificate of incorporation provides:
     “The corporation shall to the fullest extent permitted by Section 145 of the Delaware General Corporation Law indemnify all persons whom it may indemnify pursuant thereto.”
     Our by-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the by-laws.
     We maintain an insurance policy pursuant to which our directors and officers are insured, within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of claims, actions, suits or proceedings, and liabilities which might be imposed as a result of such claims, actions, suits or proceedings, that may be brought against them by reason of its being or having been directors or officers.

     We generally enter into agreements with our executive officers and directors to indemnify them to the fullest extent permitted under the Delaware General Corporation Law.
Item 16. Exhibits

Exhibit
Number	Description of Exhibit
5.1*	Opinion regarding legality of securities.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Charles Kaufman, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to page II-6 of the original Registration Statement filed on May 21, 2007).

*	Previously filed
Item 17. Undertakings
The undersigned registrant hereby undertakes:
a.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

provided, however, that paragraphs a(i), a(ii) and a(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

b.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
c.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
d.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
e.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
f.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
g.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on March 19, 2008.

STAAR SURGICAL COMPANY
By:	/s/Barry Caldwell
Barry Caldwell
President, Chief Executive officer (Principal Executive officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry Caldwell Barry Caldwell	President, Chief Executive officer, and Director (Principal Executive officer)	March 19, 2008
/s/ Deborah Andrews Deborah Andrews	Chief Financial officer and Chief Accounting officer (Principal Financial and Accounting officer)	March 19, 2008
/s/ David Bailey* David Bailey	Director, President of International Operations	March 19, 2008
/s/ Don Bailey* Don Bailey	Director, Chairman of the Board	March 19, 2008
/s/ Donald Duffy* Donald Duffy	Director	March 19, 2008
John C. Moore	Director
/s/ David Morrison* David Morrison	Director	March 19, 2008
* By Charles Kaufman, Attorney-in-Fact.

Index to Exhibits

Exhibit
Number	Description of Exhibit
5.1*	Opinion regarding legality of securities.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Charles Kaufman, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to page II-6 of the original Registration Statement filed on May 21, 2007).

*	Previously filed